Exhibit 8.1

List of Subsidiaries of Braiin Limited

The following is a list of the subsidiaries of Braiin Limited as of June 30, 2026.

Name of subsidiary	Jurisdiction of incorporation	Ownership interest	Held through
Raptor300 Inc	Delaware, United States	100%	Braiin Limited
Braiin LLC	Delaware, United States	100%	Braiin Limited
Raptor Sri Lanka 300 Pvt. Ltd.	Sri Lanka	100%	Raptor300 Inc
VIS Networks Private Limited	India	79.70%	Braiin Limited
VIS Global PTE Ltd	Singapore	79.70%	Braiin Limited
VISNET Global SDN BHD	Malaysia	100%	VIS Global PTE Ltd
VIS Networks UK Limited	United Kingdom	83%	VIS Global PTE Ltd
VIS Global Digital Solutions LLC	Oman	54%	VIS Global PTE Ltd
VIS Global Inc	United States	63%	VIS Global PTE Ltd
Visnet Technologies LLC	United Arab Emirates	60%	VIS Global PTE Ltd
VIS Global Pty Ltd	Australia	72.50%	VIS Global PTE Ltd
VIS Global EU B.V.	Netherlands	100%	VIS Global PTE Ltd
Vega Global Technologies Pty Ltd	Australia	100%	Braiin Limited
Mirragin RAS Consulting Pty Ltd	Australia	100%	Vega Global Technologies Pty Ltd
Mirragin Consultants Pty Ltd	Australia	100%	Vega Global Technologies Pty Ltd
Mirragin Project Isidore Pty Ltd	Australia	100%	Vega Global Technologies Pty Ltd
Project Isidore Pty Ltd	Australia	60%	Mirragin RAS Consulting Pty Ltd
Nisus Australia Pty Ltd	Australia	100%	Vega Global Technologies Pty Ltd
Nisus Payroll Pty Ltd	Australia	100%	Vega Global Technologies Pty Ltd
Connect Simple Pty Ltd	Australia	100%	Braiin Limited
Connect Easy Ltd	United Kingdom	100%	Connect Simple Pty Ltd
ConnectEasy Inc	Delaware, United States	100%	Connect Simple Pty Ltd

VIS Networks Private Limited also operates in the Philippines through a branch, VISNET Technologies Pvt Ltd Corp.